UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 1, 2012
___________
FelCor Lodging Trust Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-14236 (Commission File Number)	75-2541756 (I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Dallas, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On April 1, 2012, Lester C. Johnson, Senior Vice President and Chief Accounting Officer of FelCor Lodging Trust Incorporated (“FelCor”), left the company.
(c)    On April 1, 2012, Jeffrey D. Symes, age 46, was promoted to Senior Vice President, Chief Accounting Officer and Controller. Mr. Symes joined FelCor in April 2002 as its Vice President and Assistant Controller and was promoted to Vice President and Controller in February 2007. Prior to joining FelCor, Mr. Symes was a senior manager in the Dallas operating office and the national Department of Professional Practice of KPMG. Mr. Symes graduated from Baylor University, where he received a Bachelor of Business Administration in Accounting. Mr. Symes is a Certified Public Accountant and is a board member and past-president of the Real Estate Financial Executives Association. Mr. Symes is not an executive officer of FelCor and has no family relationship with any director or executive officer of FelCor.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Exhibit
99.1	Press Release dated April 2, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 2, 2012	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated April 2, 2012